EXECUTIVE SALARY CONTINUATION AGREEMENT


        This  Agreement is made and entered into this 1st day of January,  1994,
by  and  between   Humboldt  Bank,  a  California   state-chartered   bank  (the
"Employer"), and Ronald V. Barkley (the "Executive").

                                    RECITALS

        WHEREAS, the Executive is an employee of the Employer serving as its Senior Vice President and Senior Loan Officer; and

        WHEREAS, the Executive's experience and knowledge of the affairs of the Employer and the banking industry are so valuable, it is deemed to be in the best interests of the Employer to arrange salary continuation benefits for the Executive so as to reasonably induce the Executive to remain in the Employer's employment during the Executive's lifetime or until the age of retirement, unless the employment relationship is terminated earlier as provided in the Agreement; and

        WHEREAS, it is the desire of the Employer that the Executive's services be retained as hereinafter provided; and

        NOW, THEREFORE, in consideration of the services to be performed in the future, as well as the mutual promises and covenants contained herein, the Executive and the Employer agree as follows:

                                    AGREEMENT
                                    ARTICLE I

        1.1 Beneficiary. The term "Beneficiary" shall mean the person or persons whom the Executive shall designate in a valid Beneficiary Designation Notice to receive the benefits provided hereunder. A Beneficiary Designation Notice shall be valid only if it is in the form attached hereto and made a part hereof and is received by the Administrator prior to the Executive's death.

        1.2 Change In Control. The term "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule l4A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or in response to any other form or report to the regulatory agencies or governmental authorities having jurisdiction over Employer or any stock exchange on which Employer's shares are listed which requires the reporting of a change in control; or any merger, consolidation or reorganization of Employer in which Employer does not survive; or any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) of any assets of Employer having an aggregate fair market value of fifty percent (50%) of the total value of the assets of Employer, reflected in the most recent balance sheet of Employer; or any "person" (as such term is used in the Exchange Act or any individual, corporation, partnership, trust or any other entity) is or becomes the beneficial owner, directly or indirectly, of securities of Employer representing 25% or more of the combined voting power of Employer's then outstanding securities; or in any one-year period, individuals who at the beginning of such period constitute the Board of Directors of Employer cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by Employer's shareholders, of each new director is approved by a vote of at least three-quarters of the directors then still in office who were directors at the beginning of the period; or a majority of the members of the Board of Directors of Employer in office prior to the happening of any event determines in its sole discretion that as a result of such event there has been a change in control.

        1.3 Disability. The term "Disability" shall have the same meaning given such term in the Employer's Group Long Term Disability Benefits portion of the Group Insurance Plan dated May 1, 1989, which is incorporated herein by reference to the limited extent thereof.

        1.4  Administrator.   The  Administrator  and  sole  fiduciary  of  this
Agreement shall be the Employer.

        1.5 Plan Year. The term "Plan Year" shall mean the Employer's fiscal year.

        1.6 Surviving Spouse. The term "Surviving Spouse" shall mean the person, if any, who shall be legally married to the Executive on the date of the Executive's death.

        1.7 Termination for Cause. The term "Termination for Cause" shall mean termination of the employment of the Executive by reason of any of the following:

               (a) The willful breach of duty by Employee in the course of his employment.

               (b) The habitual neglect by Employee of his employment duties.

               (c) The substantial failure of Employee to perform the duties of his positions as determined solely by the Board of Directors of Employer, subject to good faith, fair dealing and reasonableness by Employer and not as a result of arbitrary and capricious acts by Employer.

               (d) Employee's deliberate violation of any State of California or federal banking laws, or of the Bylaws, rules, policies or resolutions of the California Superintendent of State Banks or Federal Deposit Insurance Corporation or other regulatory agency or governmental authority having jurisdiction over Employer.

               (e) The determination by a state or federal banking agency or governmental authority having jurisdiction over Employer that Employee is not suitable to act in the capacity for which he is employed by Employer.

               (f) Employee is convicted of any felony or a crime involving moral turpitude or a fraudulent or dishonest act.

               (g) Employee discloses without authority any secret or confidential information not otherwise publicly available concerning Employer or takes any action which Employer's Board of Directors determines, in its sole discretion and subject to good faith, fair dealing and reasonableness, constitutes unfair competition with or induces any customer to breach any contract with Employer.

                                    ARTICLE 2

        2.1 Employment. The Employer agrees to employ the Executive in such capacity as the Employer may from time to time determine. The Executive will continue in the employ of the Employer in such capacity and with such duties and compensation as may be determined from time to time by the Board of Directors of the Employer.

        2.2 Full Efforts. The Executive agrees to devote his full time and attention exclusively to the business and affairs of the Employer, except during vacation periods, and to use his best efforts to furnish faithfully and satisfactorily services to the Employer.

                                    ARTICLE 3

        3.1 Retirement. If the Executive shall continue in the employ of the Employer at least until attaining the age of sixty-five (65) years, one (1) month, the Executive may retire from active daily employment as of January 1, 2002, or upon such later date as may be mutually agreed upon by the Executive and the Employer. In any event, however, the Executive may continue to work after the age of sixty-five (65) years, one (1) month.

        3.2 Payment. The Employer agrees that upon such retirement it will pay to the Executive the annual sum of Forty Thousand Dollars ($40,000.00), payable monthly on the first day of each month following such retirement for a period of One Hundred Twenty (120) months, subject to the conditions and limitations hereafter set forth.

        3.3 Death After Retirement. The Employer agrees that if the Executive shall so retire, but shall die before receiving the full amount of monthly payments to which he is entitled hereunder, it will continue to make such monthly payments to the Executive's designated beneficiary for the remaining period. If a valid Beneficiary Designation is not in effect, then the payment shall be made to the Executive's Surviving Spouse, or if none, said payment shall be made to the duly qualified personal representative, executor or administrator of the Executive's estate.

                                    ARTICLE 4

        4.1 Death Prior to Retirement. In the event the Executive should die while actively employed by the Employer at any time after the date of this Agreement, but prior to January 1, 2002, or if the Executive chooses to work after the age of sixty-five (65) years, one (1) month, but dies before retirement, the Employer will pay the annual sum of Forty Thousand Dollars ($40,000.00) per year to the Executive's designated beneficiary in equal monthly installments for a period of One Hundred Twenty (120) months. If a valid Beneficiary Designation is not in effect, the payments shall be made to the Executive's Surviving Spouse at the time of death, or if none, said payments shall be made to a duly qualified personal representative, executor or administrator of the Executive's estate. The said monthly payments shall begin the first day of the month following the month of the death of the Executive, provided, however, that anything hereinabove to the contrary notwithstanding, no death benefits shall be payable hereunder if it is determined that the Executive's death was caused by suicide on or before December 31, 2003.

        4.2 Disability Prior to Retirement. In the event the Executive becomes disabled while actively employed by the Employer at any time after the date of this Agreement, but prior to January 1, 1993, or if the Executive chooses to work after the age of sixty-five (65) years, one (1) month, but becomes disabled prior to retirement, the Executive will be considered to be one hundred percent (100%) vested in the amount set forth for the year in which the onset of disability occurs as set forth in Schedule A attached hereto and made a part hereof. Said amount at the election of the Executive will paid to Executive in a lump sum within three (3) months of the determination of disability or be paid in equal monthly installments over a period not to exceed One Hundred Twenty
(120) months or such shorter period as is mutually agreed upon by the Employer and the Executive. If the Executive elects to receive monthly payments, interest will be credited monthly on the unpaid portion of the accrued benefit at the rate of prime plus one percent (1%). In the event the Executive dies within two
(2) years as a result of the injuries or illness that caused the original disability, the full benefit amount, as set forth in Schedule A year nine (9) attached hereto and made a part hereof, will be paid to the Executive's designated beneficiary as outlined in this Agreement.

                                    ARTICLE 5

        5.1 Termination of Employment. The Employer reserves the right to terminate employment of the Executive at any time prior to retirement. In the event that the employment of the Executive shall be terminated prior to the Executive's attaining the age of sixty-five (65) years, one (1) month, or the date of termination, other than by reason of disability or death, then this Agreement shall terminate upon the date of such termination of employment; provided, however, that the Executive shall be entitled to the following benefits under the following circumstances.

               (a) Termination Without Cause. If the Executive's employment is terminated by the Employer without cause, the Executive will be considered to be one hundred percent (100%) vested as set forth in Schedule A, year nine (9), attached hereto and made a part hereof. If the Executive's employment is terminated under the provisions of this Paragraph 5.1(a), the Employer will pay the Executive's vested amount upon such terms and conditions and commencing at such time as the Employer shall determine, but in no event commencing later than age sixty-five (65) years, one (1) month. In consideration for this payment, the Executive shall fully release Humboldt Bank, its officers, directors and employees from any claim for breach of contract regarding his Contract of Employment or wrongful termination of his employment.

               (b) Voluntary Termination by Executive. In the event that the Executive voluntarily terminates his employment prior to his attaining the age of sixty-five (65) years, one (1) month, the Executive will forfeit any benefits from this Plan.

               (c) Termination for Cause. If the Executive is terminated for cause as defined in Paragraph 1.7 of this Agreement, then the Executive shall be entitled to no benefits under this Agreement and no amount shall be paid to the Executive under this Agreement.

               (d) Contract Disputes. In the event of termination of employment due to the failure of Employer and Executive to renew or extend any expired contract of employment, the Executive will forfeit any benefits from this Plan.

               (e) Termination Upon Change in Control. Anything hereinabove to the contrary notwithstanding, if the Executive is not fully vested in the amount set forth in Schedule A, year nine (9), he will become fully vested in said amount in the event of a change in control as defined in Paragraph
                      1.2 of this Agreement, and shall be entitled to the full amount set forth in Schedule A, year nine (9), upon the terms and conditions hereof, if termination of employment thereafter occurs for any reason other than as set forth in Paragraph 5.1(c), under this Paragraph 5.1(e) as a result of such change in control. The amount payable pursuant to this provision shall be reduced by the amount paid to Executive under provisions of his Employment Agreement covering loss of employment as a result of a change in Bank ownership. The full amount specified in Schedule A is referred to in this subparagraph 5.1(e) as the "Severance Payment."

                      In the event that any payment or benefit received or to be received by the Executive in connection with the change in control of the Employer or the termination of the Executive's employment whether payable pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Employer, (together with the Severance Payment the "Total Payments") will not be deductible (in whole or in part) as a result of Section 280G of the Internal Revenue Code of 1954, as amended (the "Code"), the Severance Payment shall be reduced until no portion of the Total Payments is nondeductible as a result of Section 280G of the Code, or the Severance Payment is reduced to zero (0). For purposes of this limitation:

                      (1) No portion of the Total Payments, the receipt or enjoyment of which the Executive shall have effectively waived in writing prior to the date of payment of the Severance Payment, shall be taken into account;

                      (2) No portion of the Total Payments shall be taken into account, which in the opinion of the tax counsel selected by the Employer's independent auditors and acceptable to the Executive, does not constitute a "parachute payment" within the meaning of Section 280G of the Code;

                      (3) The Severance Payment shall be reduced only to the extent necessary so that the Total Payments (other than those referred to in clause (1) or clause (2) in their entirety) constitute reasonable compensation for services actually rendered within. the meaning of Section 280G of the Code, in the opinion of tax counsel referred to in clause (2); and

                      (4) The value of any non-cash benefit or any deferred payment or benefit included in the total payment shall be determined by the Employer's Independent auditors in accordance with the principles of
                             Section 280G of the Code.

                                    ARTICLE 6

        6.1 Termination of Agreement by Reason of Changes in Law. Employer is entering into this Agreement upon the assumption that certain existing tax laws will continue in effect in substantially their current form. In the event of any changes in such federal laws, the Employer shall have the option to terminate or modify this Agreement, provided, however, that the Executive shall be entitled to at least the same amount as he would have been entitled to under Paragraph
4.2 of this Agreement relating to disability. The payment of said amount shall be made upon such terms and conditions and at such time as the Employer shall determine, but in no event commencing later than the age of sixty-five (65) years, one (1) month, or the date of termination of the Executive's employment with Employer.

                                    ARTICLE 7

        7.1 Funding. The Employer reserves the right to determine in its sole and absolute discretion, whether, to what extent and by what method, if any, to fund this Agreement. In the event that the Employer elects to fund this Agreement, in whole or in part, through the use of life insurance or annuities, or both, the Employer shall determine the ownership and beneficial interest of any such policy of life insurance or annuity. The Employer further reserves the right, in its sole and absolute discretion, to terminate any such policy, and any other funding of this Agreement, at any time, in whole or in part. The Executive shall not have any right, title or interest in or to any funding source or amount utilized by the Employer pursuant to this Agreement, and any such funding source or amount shall not constitute security for the performance or the Employer's obligations pursuant to this Agreement. The Executive agrees to sign any documents and undergo any medical examination, or tests, which the Employer may request and which may be reasonably necessary to facilitate any funding for this Agreement including, without limitation, the acquisition of any policy of insurance or annuity.

                                    ARTICLE 8

        8.1 Nonassignable. Neither the Executive nor the Executive's spouse nor any other beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, modify or otherwise encumber in advance any of the benefits payable hereunder. Nor shall any of said benefits be subject to seizure for the payment of any debts, judgements, alimony or separate maintenance owed by the Executive or the Executive's beneficiary or any of them, or be transferrable by operation of law in the event of bankruptcy, insolvency or otherwise.

                                    ARTICLE 9

        9.1 Claims Procedure. The Employer shall make all determinations as to the rights to benefits under this Agreement. Any decision by the Employer denying a claim by the Executive or the Executive's beneficiary for benefits under this Agreement shall be stated in writing and delivered or mailed to the Executive or said beneficiary. Such decision shall set forth the specific reasons for the denial. In addition, the Employer shall provide a reasonable opportunity to the Executive or said beneficiary for full and fair review of the decision denying such claim.

                                   ARTICLE 10

        10.1 Unsecured General Creditor. The Executive and the Executive's beneficiary shall have no legal or equitable rights, interests or claims in or to any property or assets of the Employer. No assets of the Employer shall be held under any trust for the benefit of the Executive or his beneficiaries or held in any way as security for the fulfillment of the obligations of the Employer under this Agreement. All of the Employer's assets shall be and remain the general unpledged, unrestricted assets of the Employer. The Employer's obligation under this Agreement shall be that of an unfunded and unsecured promise by the Employer to pay money in the future. The Executive and its beneficiaries shall be unsecured creditors with respect to any benefits hereunder.

                                   ARTICLE 11

        11.1 Reorganization. The Employer shall not merge or consolidate into or with another corporation, or reorganize or sell substantially all of its assets to another corporation, firm or person, unless and until such succeeding or continuing corporation, firm or person, agrees to assume and discharge the obligations of the Employer under this Agreement. Upon the occurrence of such event the term "Employer" as used in this Agreement shall be deemed to refer to such successor or survivor corporation.

                                   ARTICLE 12

        12.1 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Executive and the Employer and as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns.

                                   ARTICLE 13

        13.1 Contract of Employment. This Agreement shall not be deemed to constitute a contract of employment between the Executive and the Employer nor shall any provision of this Agreement restrict the right of the Employer to terminate the Executive's employment or restrict the right of the Executive to terminate his employment. In the event that Executive has a separate Employment Agreement with Employer and in the event of any discrepancy or different treatment of any term or condition in this Agreement from said Employment Agreement, or any renewal or extension thereof, the terms and provisions of the Employment Agreement shall control.

                                   ARTICLE 14

        14.1 Notice. Any notice required or permitted of either the Executive or the Employer under this Agreement shall be deemed to have been duly given, if by personal delivery, upon the date received by the party or its authorized representative; if by facsimile, upon transmission to a telephone number previously provided by the party to whom the facsimile is transmitted as reflected in the records of the party transmitting the facsimile and upon reasonable confirmation of such transmission; and if by mail, on the third day after mailing via U.S. first class mail, registered or certified, postage prepaid and return receipt requested, and addressed to the party at the address given below for the receipt of notices, or such changed address as may be requested in writing by a party.

               If to Employer:     Humboldt Bank
                                   Attention:  Personnel Officer
                                   701 Fifth Street
                                   Eureka, CA 95501

               If to Executive:    Ronald V. Barkley
                                   ____________________
                                   ____________________

                                   ARTICLE 15

        15.1 Partial Invalidity. If any term, provision, covenant, or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, such determination shall not render any other term, provision, covenant or condition invalid, void or unenforceable, and the Agreement shall remain in full force and effect notwithstanding such partial invalidity.

                                   ARTICLE 16

        16.1 Arbitration. All claims, disputes and other matters in question arising out of or relating to this Agreement or the breach of interpretation thereof shall be resolved by arbitration before the Judicial Arbitration and Mediation Services, Inc., ("JAMS"), 111 Pine Street, Suite 710, San Francisco, California, 94111. In the event JAMS is unable or unwilling to conduct the arbitration pursuant to this provision, or has discontinued its business, the parties agree that the American Arbitration Association ("AAA"), 417 Montgomery Street, San Francisco, California, 94104, shall be selected as a substitute for JAMS subject to the same terms set forth herein; provided, however, that the rules of AAA shall apply to the conduct of the arbitration to the extent not inconsistent with the intent of the parties as expressed herein. Any award rendered by JAMS or AAA shall be final and binding upon the parties and as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns, and the obligation of the parties to arbitrate pursuant to this clause shall be specifically enforceable in accordance with Title IX of the California Code of Civil Procedure. Any arbitration hereunder shall be conducted within the city limits of Eureka, California.

                                   ARTICLE 17

        17.1 Governing Law and Jurisdiction. The laws of the United States of America and the State of California, other than those laws denominated choice of law rules, and the rules and regulations of the Board of Governors of the Federal Reserve System shall govern the validity, construction and effect of this Agreement.

                                   ARTICLE 18

        18.1 Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties with respect to the subject matter of this Agreement and contains all of the covenants and agreements between the parties with respect thereto. Each party to this Agreement acknowledges that no other representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not set forth herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding on either party.

                                   ARTICLE 19

        19.1  Modifications.   Any  modification  of  this  Agreement  shall  be
effective only if it is in writing and signed by a party or its authorized representative.

        IN WITNESS WHEREOF, the Employer and the Executive have executed this Agreement in the city of Eureka, state of California on the date first above-written.

EMPLOYER:                           EXECUTIVE:

/s/ Ronald F. Angell                /s/ Ronald V. Barkley
Ronald F. Angell                    Ronald V. Barkley
Chairman of the Board